LOAN AGREEMENT

The Loan Agreement (the "Agreement") is entered into as of June 9, 2013 between the following two parties:

(1) Action Holdings Financial Limited (the "Lender"), a corporation duly organized and existing under the laws of British Virgin Islands, having its principal office at TrustNet Chamber, P.O. Box 3444, Road Town, Tortola, British Virgin Islands.

(2) ZLI Holdings Limited (the "Borrower"), a limited liability company established and registered in Hong Kong, SAR. REGISTERED ADDRESS: Room 2103, Futuru Plaza, 111 How Ming Street, Kwun Tong, Hong Kong.

WHEREAS, Borrower wishes to borrow a loan from Lender and Lender agrees to provide such loan to Borrower.

NOW THEREFORE, the Parties agree as follows:

1. LOAN

1.1 Lender agrees to provide a loan to Borrower with the principal amount equal to the US Dollar equivalent of RMB 40,000,000 in accordance with the terms and conditions set forth herein (the "Loan"). Term for such loan shall be ten (10) years which may be extended upon the agreement of the Parties (the "Term").

1.2 Lender shall remit the amount of the Loan to accounts designated by Borrower on the date of within seven (7) days after receiving Borrower's disbursement notice.

2. REPRESENTATIONS AND WARRANTIES

2.1 Lender hereby represents and warrants to Borrower that:

(a) Lender is a company registered and validly existing under the laws of British Virgin Islands;

(b) Lender has full right, power and all necessary approvals and authorizations to execute and perform this Agreement;

(c) the execution and the performance of this Agreement will not contravene any provision of law applicable to Lender or any contractual restriction binding on or affecting it; and

(d) this Agreement shall constitute the legal, valid and binding obligations of Lender, which is enforceable against Lender in accordance with its terms upon its execution.

2.2 Borrower hereby represents and warrants to Lender that:

(a) Borrower has full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

(b) the execution and the performance of this Agreement will not contravene any provision of law applicable to Borrower or any contractual restriction binding on or affecting Borrower;

(c) this Agreement shall constitute the legal and valid obligations of Borrower, which is enforceable against Borrower in accordance with its terms upon its execution; and

(d) there are no legal or other proceedings before any court, tribunal or other regulatory authority pending or threatened against Borrower.

3. GOVERNING LAW AND SETTLEMENT OF DISPUTES

3.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of Hong Kong.

3.2 In event of any dispute arising from or in connection with this Agreement, the Parties shall attempt to resolve the dispute through friendly consultations. In the event that satisfactory resolution is not reached within thirty (30) days after commencement of such consultation, the dispute shall be submitted (which submission may be made by either Borrower or Lender) to resolution by arbitration administered by Hong Kong International Arbitration Center (the "Center") in Hong Kong, in accordance with the procedural rules of the Center, which are in effect at the time the application for arbitration is made. The arbitral award shall be final and binding upon all parties hereto.

4. MISCELLANEOUS

4.1 This Agreement can only be amended by written agreements jointly executed by the parties.

4.2 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first hereinabove set forth.

LENDER:

Action Holdings Financial Limited

/s/
By:
Title:

BORROWER:

ZLI Holdings Limited

/s/
By:
Title: